UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 17, 2016 (August 16, 2016)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 16, 2016, Majesco (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 36,451,357 shares of the Company’s common stock, par value $0.002 per share (“Common Stock”) were entitled to vote as of June 22, 2016, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 33,655,316 shares of Common Stock, or approximately 92% of the shares of Common Stock entitled to vote, were present in person or represented by proxy, constituting a quorum. The following is a summary of the final voting results for each matter presented to the shareholders.

Proposal 1 – Election of Seven Directors to hold office until the 2017 Annual Meeting of Shareholders.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dr. Arun K Maheshwari	31,149,650	868	88,463	2,416,335
Earl Gallegos	31,149,660	88,463	978	2,416,215
Ketan Mehta	31,081,069	69,449	88,463	2,416,335
Sudhakar Ram	31,078,563	71,949	88,469	2,416,335
Atul Kanagat	31,150,050	468	88,463	2,416,335
Steven R. Isaac	31,150,050	468	88,463	2,416,335
Robert P. Restrepo, Jr.	31,150,050	468	88,463	2,416,335

Proposal 2 – Ratification of the Appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,567,013	818	87,485	2,416,335

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date: August 17, 2016